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                                EXHIBIT 23.6


                        INDEPENDENT AUDITOR'S CONSENT


     We consent to the use in this Registration Statement of Eagle Supply Group, Inc. on Form S-1 of our reports (a) dated August 20, 1997 of JEH Company, Inc. and (b) dated September 25 and December 10, 1998 of Masonry Supply, Inc., both Texas corporations, appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Waters, Murray & Associates
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WATERS, MURRAY & ASSOCIATES



December 23, 1998